UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 1999


                                 STRATEGIA CORPORATION
                  (Exact name of registrant as specified in its charter)

         Kentucky                  0-21662                61-1064606
(State or other jurisdiction   (Commission File        (IRS Employer
     of incorporation)              Number)            Identification No.)

P. O. Box 37144
Louisville, Kentucky                                      40233-7144
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:      (502) 426-3434
      (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

On August 10, 1999, Strategia Corporation ("Strategia") entered into a definitive agreement to sell its French subsidiaries to a subsidiary of Guardian iT plc ("Guardian"), a United Kingdom based disaster recovery company. The transaction was approved by a majority vote of the shareholders at a meeting of the shareholders on November 4, 1999. On November 10, 1999, the Company completed the sale of its French subsidiaries to Guardian. The final purchase price is subject to a determination of the net asset value of the combined balance sheets of the French subsidiaries as of the November 10, 1999, closing date. Based upon the September 30, 1999, combined balance sheets of the French subsidiaries, proceeds to the Company, net of costs and purchase of minority interests, are estimated to be $6.9 million, of which $1.275 million has been placed in escrow pursuant to warranties provided by the Company. Subject to deductions, $637.5 thousand will be released from the escrow account on March 31, 2000 and the remaining $637.5 thousand on September 30, 2000. It is anticipated that a net gain of approximately $4.0 million will result from the transaction.

The Company disposed of its investment in its three French subsidiaries by selling the shares of stock owned in each company. The three subsidiaries were Twinsys Dataguard S.A. ("Twinsys"), Twin-X S.A. ("Twin-X"), and Strategia Europe S.A.S. ("Strategia Europe"). These three companies comprise the entirety of the Company's international business segment. Twinsys provided disaster recovery and contingency planning services to users of Bull computers. Twin-X provided similar services to users of Unix-based computer systems. Strategia Europe provided Year 2000 Services in France. Twinsys and Strategia Europe were 100% owned by the Company and Twin-X was 60% owned by Twinsys. As part of the transaction, the Company acquired the shares of Twin-X held by the minority shareholders prior to the completion of the sale transaction. The minority shareholders were the two senior managers of the French subsidiaries, one also being an officer of the Company, and their spouses. The Company, in turn, sold those shares to Guardian in order that Guardian could acquire 100% of the three subsidiaries in one transaction. The assets of three French subsidiaries included receivables, computers and related equipment, and other miscellaneous operating assets used in the businesses.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial statements of business acquired.

           Not applicable.

      (b)  Pro Forma Financial Information.

The following tables present the Company's consolidated income statements for the year ended December 31, 1998, and the nine months ended September 30, 1999 and the consolidated balance sheet as of September 30, 1999, on both an actual and pro forma basis. Notes to the Pro forma Financial Statements follow describing the adjustments made to the actual financial statements to arrive at the pro forma financial statements. (Amounts are in thousands, except per share amounts.)


Income Statement


               Year ended December 31, 1998    9 months ended September 30, 1999
              Actual   Adjustments  Pro forma   Actual   Adjustments  Pro forma
Service
 revenues   $11,941.5           $-  $11,941.5  $9,446.1           $-  $9,446.1
            ---------      -------  ---------  --------      -------  --------
Operating
 expenses:
  Cost of
   Services   8,471.6            -    8,471.6   5,426.7            -   5,426.7
  Selling,
   general
   and
   admin.     4,861.6            -    4,861.6   2,775.3            -   2,775.3
  Other
   Charges      440.1            -      440.1     333.6            -     333.6
            ---------      -------  ---------  --------      -------  --------
             13,773.3            -   13,773.3   8,535.6            -   5,694.1
            ---------      -------  ---------  --------      -------  --------

Operating
 income
 (loss)      (1,831.8)           -   (1,831.8)    910.5            -     910.5

Other
 (income)
 expense:
  Interest
   expense      148.2            -      148.2     104.6            -     104.6
  Other
   (income),
   net          (72.8)           -      (72.8)    (18.4)           -     (18.4)
            ---------      -------  ---------  --------      -------  --------
                 75.4            -       75.4      86.2            -      86.2
            ---------      -------  ---------  --------      -------  --------

Income
 (loss)
 before
 income
 taxes       (1,907.2)           -   (1,907.2)    824.3            -     824.3
Provision for
 income taxes    19.8            -       19.8      14.2            -      14.2
            ---------      -------  ---------  --------      -------  --------

Income (loss)
 from
 continuing
 operations $(1,927.0)     $     -  $(1,927.0) $  810.1      $     -  $  810.1
            ---------      -------  ---------  --------      -------  --------
            ---------      -------  ---------  --------      -------  --------

Income
 (loss) per
 share from
 continuing
 operations    $(0.41)                 $(0.41)     $.17                   $.17

Weighted
 average
 shares
 outstanding   4,667.7                 4,667.7  4,667.7                4,667.7



Balance Sheet

                                              September 30, 1999
                                      Actual     Adjustments     Pro forma
            Assets
Current assets:
  Cash and cash equivalents        $  1,985.5    $  6,038.0     $  8,023.5
  Accounts receivable, net            4,379.4      (2,644.1)       1,735.3
  Unbilled revenues                   2,341.1      (1,850.1)         491.0
  Other current assets                  386.3        (137.8)         248.5
                                   ----------    ----------     ----------

     Total current assets             9,092.3       1,406.0       10,498.3
                                   ----------    ----------     ----------

Property and equipment
  Cost                               20,909.4      (8,725.4)      12,184.0
  Accumulated depreciation           16,750.1      (7,426.9)       9,323.2
                                   ----------    ----------     ----------

                                      4,159.3      (1,298.5)       2,860.8
                                   ----------    ----------     ----------

Other assets                            304.1        (191.8)         112.3
                                   ----------    ----------     ----------

                                   $ 13,555.7    $    (84.3)    $ 13,471.4
                                   ----------    ----------     ----------
                                   ----------    ----------     ----------

            Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of
    long-term debt                       58.2            -            58.2
  Current installments of
    obligations under capital leases    311.1        (162.9)         148.2
  Deferred revenue                       21.5            -            21.5
  Accounts payable                      983.4        (659.2)         324.2
  Accrued expenses and
    other liabilities                 3,055.2      (1,878.4)       1,176.8
  Accrued income taxes                  200.1        (214.5)         (14.4)
                                   ----------    ----------     ----------

     Total current liabilities        4,629.5      (2,915.0)       1,714.5

Long-term debt, excluding
    current installments                837.4            -           837.4
Obligations under capital leases,
    excluding current installments       36.4         (31.5)           4.9
Deferred revenue                      1,147.7      (1,147.7)             -
Deferred income taxes                    74.9         (74.9)             -
Minority interest                       189.4        (189.4)             -
                                   ----------    ----------     ----------

     Total liabilities                6,915.3      (4,358.5)       2,556.8
                                   ----------    ----------     ----------

Stockholders' equity:
  Common stock without par value     13,884.0            -        13,884.0
  Accumulated deficit                (7,041.6)      4,072.2       (2,969.4)
  Accumulated other comprehensive
    income (loss)                      (202.0)        202.0              -
                                   ----------    ----------     ----------

     Total stockholders' equity       6,640.4       4,274.2       10,914.6
                                   ----------    ----------     ----------

                                   $ 13,555.7    $    (84.3)    $ 13,471.4
                                   ----------    ----------     ----------
                                   ----------    ----------     ----------



Notes to Pro forma Financial Statements:

1. Results of operations of the French subsidiaries are reported as discontinued operations in the actual results included in the Company's September 30, 1999, Form 10-QSB. Revenues, pretax income (loss) and net income (loss) for the discontinued segment for the year ended December 31, 1998, and the nine months ended September 30, 1999, and the composition of net assets of the discontinued segment are shown below:

                               Year ended                Nine Months ended
                           December 31, 1998            September 30, 1999
Revenues                        $9,680.0                     $9,725.0
                                --------                     --------
Income (loss) before
  Income taxes                    (374.2)                       859.8
Income tax provision               112.4                        201.8
                                --------                     --------

Net income (loss)
  from operations               $ (486.6)                    $  658.0
                                --------                     --------
                                --------                     --------

Current assets                  $3,381.1                     $5,549.5
Current liabilities              2,396.7                      2,915.0
                                --------                     --------

    Working capital                984.4                      2,634.5

Fixed Assets                     2,534.2                      1,298.5
Other non-current assets           300.5                        247.6
Non-current liabilities         (1,593.0)                    (1,443.5)
                                --------                     --------

     Net assets                 $2,226.1                     $2,737.1
                                --------                     --------
                                --------                     --------


2. Pro forma income statement adjustments comprise the combined operating results of the French subsidiaries after eliminating intercompany management fees and intercompany interest charged the French subsidiaries on intercompany borrowings.

3. Pro forma balance sheet adjustments at September 30, 1999, comprise the following:

     i. Net proceeds of $6.9 million after purchase of minority interests in Twin-X for approximately $1.1 million and legal and other professional fees of approximately $568 thousand.
    ii.  Net gain of approximately $4.0 million.

4. No interest income has been included in the pro forma income statement from any assumed investment of the net proceeds.

5. No income tax provision has been included in calculating the net gain included in the September 30, 1999, pro forma balance sheet. The Company had approximately $8.1 million in U.S. net tax operating loss carryforwards at December 31, 1998, and it is assumed that there would be no Federal and/or state income taxes resulting from the transaction.

6. Although $1.275 million in proceeds will initially be put into an escrow account, the above pro forma results assume 100% of the $1.275 million is included in the pro forma balance sheet. The Company knows of no items that would require payment to the purchaser for Relevant Claims.

      (c)  Exhibits

           Exhibit 99.1 - Press Release dated November 10, 1999.



                                 SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                            STRATEGIA CORPORATION

November 23, 1999                            /s/ Richard W. Smith
    Date                                     Richard W. Smith
                                             President